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                                                                    EXHIBIT 23.1

Jones Wright Simkins & Associates LLP
Certified Public Accountants
95 West 100 South, Suite #200
P.O. Box 747, Logan, Utah 84323-0747
Phone: (435) 752-1510 - (877) 752-1510
Fax:   (435) 752-4878



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

         We consent to the incorporation by reference on Form 8-K of our report dated January 12, 2001, with respect to the financial statements of Cyber Equestrian, Inc., included in the Annual Report on Form 10-KSB for the year ended December 31, 2000.

/s/ Jones, Wright, Simkins & Associates LLP

JONES, WRIGHT, SIMKINS & ASSOCIATES LLP
Logan, Utah
May 10, 2001